UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

December 4, 2007
Date of Report (Date of earliest event reported)
___________________________________________________________

ACURA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120
Palatine, Illinois 60067
(Address of principal executive offices) (Zip Code)

(847) 705-7709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 4, 2007, Acura Pharmaceuticals, Inc. (the “Company”) filed an amendment to its Certificate of Incorporation effecting a 1 for 10 reverse stock split. Commencing December 5, 2007, the Company’s common stock will trade on a split adjusted basis under the symbol “ACPH.OB”.

The Company will inform shareholders of record by letter as to how to exchange their current certificates for new stock certificates and how to obtain payment for fractional shares.

If the total number of shares that a shareholder holds is not evenly divisible by ten, the shareholder will not receive a fractional share, but instead will receive cash in an amount equal to the fraction of a share that the shareholder otherwise would have been entitle to receive, multiplied by the average of the high bid and low asked prices of one share of the Company’s common stock, as reported by the OTC Bulletin Board, for the ten business days immediately preceding the effective date of the reverse stock split for which transactions in the Company’s common stock are reported.

The Certificate of Amendment to the Company’s Certificate of Incorporation is attached hereto as Exhibit 3.1.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Registrant’s Certificate of Incorporation

99.1	Press Release of the Registrant dated December 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date: December 4, 2007

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Registrant’s Certificate of Incorporation

99.1	Press Release of the Registrant dated December 4, 2007.